Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended March
	2020	2019	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	44,263	45,167	(2.0)%

Total Retail Sales-	34,045	34,365	(0.9)%	0.1%
Residential	10,866	10,902	(0.3)%	3.1%
Commercial	10,939	10,986	(0.4)%	(0.7)%
Industrial	12,066	12,289	(1.8)%	(1.8)%
Other	174	188	(7.6)%	(7.3)%

Total Wholesale Sales	10,218	10,802	(5.4)%	N/A

(In Thousands of Customers)

	Period Ended March
	2020	2019	Change
Regulated Utility Customers-
Total Utility Customers-	8,578	8,510	0.8%
Total Traditional Electric	4,280	4,234	1.1%
Southern Company Gas	4,298	4,276	0.5%